                                                                   EXHIBIT 3.1


                             State of Delaware

                     Office of the Secretary of State

                 --------------------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TECHNOLOGY HORIZONS CORP." FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 1998 AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TECHNOLOGY HORIZONS CORP.

         I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

         FIRST: The name of the Corporation is TECHNOLOGY HORIZONS CORP.
               (herein called the "Corporation ")

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporation may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Twenty Million Shares (20,000,000), all of which are Common Stock, and each having a .0001 par value per share.

         FIFTH:   The name and mailing address of the incorporator is as
                follows:

                             Christine M. James
                             Horowitz, Mencher, Klosowski, Nestler & Scope, P.C. 595 Stewart Avenue, Suite 710
                             Garden, New York 11530

         SIXTH: The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be ballot unless the By-laws so require.

         SEVENTH: A director of the Corporation shall no be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
               Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

               Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall no adversely affect any right or protection of a director of the Corporation existing at the time of such repeal modification.

               The Corporation shall, to the fullest extent permitted by
               Section 145 (or any other provision) of the Delaware General Corporation Law, as the same my be amended and supplemented, or by any successor thereto, indemnify any and all officers and directors of the Corporation from and against any and all the expenses, liabilities or other matters referred to in or converted by said Section. Such right to indemnification provided for herein shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or an class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
               Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders of class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or the stockholders of this Corporation, as the case may be, agree to a compromise or arrangements and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case maybe, and also on this Corporation.

         IN WITNESS WHEREOF, I undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand as of the 6th day of May, 1998.


                                            ------------------------------------
                                           Christine M. James, Sale Incorporator